UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

The following item is furnished as an Exhibit to this Report:

     99.1 Press release dated April 6, 2004 announcing that the Registrant has appointed Richard Garcia to serve as Chief Financial Officer, effective immediately. Mr. Garcia replaces Tom Severson.

ITEM 9. REGULATION FD DISCLOSURE

     On April 6, 2004, the Registrant announced that it has appointed Richard Garcia to serve as Chief Financial Officer, effective immediately. Mr. Garcia replaces Tom Severson. Mr. Severson’s employment with the Company has been terminated effective May 5, 2004. The Registrant has furnished the press release announcing these events as Exhibit 99-1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)
By:	/s/ Lowell W. Paxson
Lowell W. Paxson
Chairman and Chief Executive Officer

Date: April 7, 2004

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